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                                                                    Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Aurora Foods Inc. on Form S-8 of our report dated June 9, 1998, on the Duncan Hines Business of The Procter & Gamble Company, appearing in Pre-Effective Amendment No. 4 to Registration Statement No. 333-50681 of Aurora Foods Inc. on Form S-1.


/s/ Deloitte & Touche LLP
Cincinnati, Ohio
June 29, 1998